EXHIBIT 10.03

SECRETARY'S CERTIFICATE

The undersigned, Assel Mussina, hereby certifies that she is the duly appointed Corporate Secretary of Freedom Holding Corp., a Nevada Corporation (the "Corporation") and that, as such, she is duly authorized to execute and deliver this Secretary's Certificate (the "Certificate") on behalf of the Corporation, and she hereby further certifies on behalf of the Corporation that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board") at a duly convened regular meeting of the Board held on May 28, 2026 with respect to the annual remuneration of Lukyanov Sergey as the Chairman of the Board of Directors of Freedom Finance Global PLC:

RESOLVED, that, upon recommendation of the Compensation Committee of the Board, the Board hereby approves the following annual remuneration of Mr. Sergey Lukyanov as the Chairman of the Board of Directors of Freedom Finance Global PLC set at USD 323,789 (before taxation), effective as of May 28, 2026.

IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate on behalf of the Corporation as of this 29th day of May, 2026.

FREEDOM HOLDING CORP.

/s/ Assel Mussina        /seal/
Assel Mussina, Corporate Secretary